UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Smith & Wesson Brands, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee paid previously with preliminary materials.

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AMENDMENT NO. 1 TO THE PROXY STATEMENT

DATED AUGUST 18, 2021 FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 27, 2021

EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A, or Amendment No. 1, is being filed to amend Smith & Wesson Brand, Inc.’s definitive proxy statement for its Annual Meeting of Stockholders, or the Meeting, which was filed with the Securities and Exchange Commission on August 18, 2021, or the Proxy Statement, solely to correct an inadvertent typographical error on the Notice of Annual Meeting of Stockholders. All other items of the Proxy Statement are incorporated herein by reference without modification.

Except as specifically discussed in this Explanatory Note, this Amendment No. 1 does not otherwise modify or update any other disclosures presented in the Proxy Statement. In addition, this Amendment No. 1 does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.

CHANGE TO THE PROXY STATEMENT

In the Notice of Annual Meeting of Stockholders accompanying the Proxy Statement, there is a calendar graphic next to which the date of the Meeting is provided. The day of the week preceding the date of the meeting is incorrectly stated as Tuesday. The correct day of the week of the Meeting is Monday. Accordingly, such reference is hereby amended to correctly state the day and date of the Meeting as Monday, September 27, 2021.

Important Notice Regarding the Availability of

Proxy Materials for the Meeting to be Held on September 27, 2021:

This change to the Proxy Statement in this Amendment No. 1 has been incorporated into the Notice of the Meeting and the Proxy Statement, which are being mailed to stockholders and which are available, along with this Amendment No. 1, online at www.proxyvote.com and ir.smith-wesson.com.